Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on S-8 of Compass, Inc. of our report dated February 27, 2026 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Compass, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP
New York, New York February 27, 2026